Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2015 FOURTH QUARTER AND FULL YEAR RESULTS

Fourth Quarter and Full Year 2015 Highlights from Continuing Operations:

•	Diluted earnings per share of $0.32 (adjusted $0.69)* for the fourth quarter

•	Diluted earnings per share of $2.17 (adjusted $2.42)* for the full year

•	Aerospace operating profit margin of 16.9% (adjusted 19.4%)* for the fourth quarter

•	Free cash flow* generation of $80 million for the full year

BLOOMFIELD, Connecticut (February 29, 2016) - Kaman Corp. (NYSE:KAMN) today reported financial results for the three and twelve months ended December 31, 2015.

Table 1. Summary of Financial Results
In thousands except per share amounts	For the Three Months Ended
	December 31, 2015	December 31, 2014	Change
Net sales from continuing operations:
Distribution	$265,706	$302,687	$(36,981)
Aerospace	186,571	175,244	11,327
Net sales	$452,277	$477,931	$(25,654)

Operating income from continuing operations:
Distribution	$6,652	$14,295	$(7,643)
% of sales	2.5%	4.7%	(2.2)%
Aerospace	31,553	33,182	(1,629)
% of sales	16.9%	18.9%	(2.0)%
Net loss on sale of assets	(87)	(5)	(82)
Corporate expense	(16,143)	(14,228)	(1,915)
Operating income	$21,975	$33,244	$(11,269)

Adjusted EBITDA*:
Distribution	$10,679	$18,453	$(7,774)
Aerospace	36,161	37,553	(1,392)
Net loss on sale of assets	(87)	(5)	(82)
Corporate expense	(14,858)	(12,855)	(2,003)
Adjusted EBITDA*	$31,895	$43,146	$(11,251)

Adjusted diluted earnings per share from continuing operations*	$0.69	$0.76	$(0.07)

Neal J. Keating, Chairman, President and Chief Executive Officer, stated, "In 2015 we achieved GAAP diluted earnings per share from continuing operations of $0.32 for the fourth quarter and $2.17 for the full year, or adjusted diluted earnings per share from continuing operations* of $0.69 and $2.42, respectively. Sales declined modestly in 2015 when compared to the prior year; however, we maintained strong adjusted operating profit performance due to continued strong demand for the JPF and our bearing product lines.

Organic sales per sales day* at Distribution declined 8.1% during the fourth quarter, leading to an adjusted operating profit margin* of 3.1%. Weakness in the industrial economy, most notably in commodities, largely drove the decrease in organic sales volumes putting pressure on operating margins for the quarter and full year. In the fourth quarter we took action at Distribution to adjust the cost structure to reflect our expectation for continued market challenges. These actions resulted in $1.5 million of expense during the quarter but will generate approximately $7.0 million in annual expense savings.

Aerospace results for the fourth quarter were very strong, with top line growth of 6.5% and adjusted operating margin* of 19.4%. Sales for the full year were impacted by foreign currency exchange rates and the ramp down of certain legacy defense programs. During the quarter, we completed the largest acquisition in the company's history, buying GRW Bearings headquartered in Rimpar, Germany. This acquisition, coupled with the acquisition of EXTEX, significantly expands our market presence and product capabilities in our specialty bearings and engineered product lines."

Chief Financial Officer, Robert D. Starr, commented, "As we move into 2016, we expect Aerospace to experience continued strong demand for its bearing products and the joint programmable fuze. This demand, coupled with growth in our other Aerospace programs and the additions of GRW and EXTEX, is expected to result in Aerospace sales of $700 million to $720 million for 2016.

At Distribution, we expect a modest decrease in the top line for 2016, as we believe market conditions will remain weak in the first half of the year and improve on a relative basis over the second half of the year. The actions taken in the fourth quarter to adjust our cost structure and the opportunities to drive improved performance support projected operating margins in the range of 4.4% to 4.6% on sales of $1,125 million to $1,165 million.

The operating profit outlook reflects strong underlying core performance and the benefit of the recent acquisitions, offset partially by higher levels of non-cash amortization expense on intangible assets from these acquisitions. As a result we are issuing Adjusted EBITDA* guidance for 2016 to report the performance of the underlying business. We anticipate Adjusted EBITDA* margins for 2016 in the range of 5.8% to 6.0% at Distribution and 21.8% to 22.0% at Aerospace.

Free cash flow* generation for the full year was $80 million or 132% of net earnings from continuing operations, our second straight year with free cash flow* in excess of net earnings and an average of 100% free cash flow* generation as a percentage of net earnings over the past three years. In 2016 we anticipate free cash flows* between $50 million and $60 million. This reduced level of free cash flow* generation is largely due to working capital requirements for our K-MAX® program, facility expansion to meet increased demand for our bearing products and the wind down of the SH-2G(I) program.

Finally, the midpoint of our 2016 outlook calls for an approximate 9% increase in adjusted net earnings for the full year. We expect first half adjusted net earnings to be largely in line with the first half of 2015, however, first quarter adjusted net earnings are projected to be considerably lower than the first quarter of last year. Contributing to the earnings cadence are our expectations for timing of acquisition related expenses, the ramp of our K-MAX and Peru programs as well as improved bearings and Distribution performance as we move through the year."

2016 Outlook

Our 2016 outlook is as follows:

•	Distribution:

◦	Sales of $1,125.0 million to $1,165.0 million

◦	Operating margin of 4.4% to 4.6%

◦	Adjusted EBITDA* margin 5.8% to 6.0%

•	Aerospace:

◦	Sales of $700.0 million to $720.0 million

◦	Operating margin of 17.5% to 17.8%, or 18.3% to 18.6% when adjusted for $5.5 million of integration costs in 2016 associated with the 2015 acquisitions

◦	Adjusted EBITDA* margin 21.8% to 22.0%

•	Interest expense of approximately $16.0 million

•	Corporate expenses of approximately $55.0 million

•	Estimated annualized tax rate of approximately 34.5%

•	Depreciation and amortization expense of approximately $45.0 million

•	Capital expenditures of $30.0 million to $40.0 million

•	Free cash flow* in the range of $50.0 million to $60.0 million

Please see the MD&A section of the Company's SEC Form 10-K filed concurrent with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, March 1, 2016, at 8:30 AM ET. Listeners may access the call live by telephone at (866) 291-5954 and from outside the U.S. at (412) 455-6203; (Conference ID: 15423952); or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 15423952. In its discussion, management may include certain non-GAAP measures related to company performance. If so, a reconciliation of that information to GAAP, if not provided in this release, will be provided in the exhibits to the conference call and will be available through the Internet link provided above.

Table 2. Summary of Segment Information (in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net sales:
Distribution	$265,706	$302,687	$1,177,539	$1,161,992
Aerospace	186,571	175,244	597,586	632,970
Net sales	$452,277	$477,931	$1,775,125	$1,794,962

Operating income:
Distribution	$6,652	$14,295	$49,441	$56,765
Aerospace	31,553	33,182	110,328	108,697
Net gain (loss) on sale of assets	(87)	(5)	328	(233)
Corporate expense	(16,143)	(14,228)	(55,578)	(54,722)
Operating income	$21,975	$33,244	$104,519	$110,507

Depreciation and Amortization:
Distribution
Depreciation	$2,044	$2,141	$8,277	$7,017
Amortization	1,983	2,017	8,091	7,444
Total	$4,027	$4,158	$16,368	$14,461
Aerospace
Depreciation	$3,209	$3,520	$12,294	$12,639
Amortization	1,399	851	3,981	3,400
Total	$4,608	$4,371	$16,275	$16,039
Corporate
Depreciation	$905	$975	$3,538	$4,129
Amortization	380	398	1,548	1,580
Total	$1,285	$1,373	$5,086	$5,709

Non-GAAP Measures Disclosure

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the non-GAAP measures used in this report and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is calculated on our consolidated results as well as the results of our reportable segments. Adjusted EBITDA differs from Segment Operating Income, as calculated in accordance with GAAP, in that it excludes depreciation and amortization. We have made numerous investments in our business, such as acquisitions and increased capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods by eliminating the impact of non-cash depreciation and amortization expense. Adjusted EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. Adjusted EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. No other adjustments were made during the three-month and twelve-month periods ended December 31, 2015 and 2014.

Table 3. Adjusted EBITDA (in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Adjusted EBITDA
Distribution
Operating Income	$6,652	$14,295	$49,441	$56,765
Depreciation and Amortization	4,027	4,158	16,368	14,461
Adjusted EBITDA	$10,679	$18,453	$65,809	$71,226

Aerospace
Operating Income	$31,553	$33,182	$110,328	$108,697
Depreciation and Amortization	4,608	4,371	16,275	16,039
Adjusted EBITDA	$36,161	$37,553	$126,603	$124,736

Corporate expense
Operating expense	$(16,143)	$(14,228)	$(55,578)	$(54,722)
Depreciation and Amortization	1,285	1,373	5,086	5,709
Adjusted EBITDA	$(14,858)	$(12,855)	$(50,492)	$(49,013)

Net loss on sale of assets	(87)	(5)	328	(233)
Total Adjusted EBITDA	$31,895	$43,146	$142,248	$146,716

The following table reconciles our operating margin outlook for 2016 to our Adjusted EBITDA margin outlook for 2016:

Table 4. Adjusted EBITDA Outlook
	2016 Outlook
Adjusted EBITDA	Low End of Range	High End of Range
Distribution
GAAP Operating margin	4.4%	4.6%
Depreciation and Amortization as a percentage of sales	1.4%	1.4%
Adjusted EBITDA margin	5.8%	6.0%

Aerospace
GAAP Operating margin	17.5%	17.8%
Transaction and integration costs as a percentage of sales	0.8%	0.8%
Adjusted operating margin	18.3%	18.6%
Depreciation and Amortization as a percentage of sales	3.5%	3.4%
Adjusted EBITDA margin	21.8%	22.0%

Organic Sales per Sales Day - Organic sales per sales day is defined as GAAP net sales of the Distribution segment less sales derived from acquisitions, divided by the number of sales days in a given period. Sales days are essentially days that the Company's branch locations are open for business and exclude weekends and holidays. Management believes organic sales per sales day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of sales days differ.

The following table illustrates the calculation of organic sales per sales day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Consolidated Financial Statements” from the Company's Form 10-K filed with the Securities and Exchange Commission on February 29, 2016. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating organic sales per sales day.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days)
		For the Three Months Ended		For the Twelve Months Ended
		December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Current period
Net sales: Distribution		$265,706	$302,687	$1,177,539	$1,161,992
Acquisition sales		4,905	25,783	52,798	89,388
Organic sales		$260,801	$276,904	$1,124,741	$1,072,604
Sales days		60	64	253	253
Organic sales per sales day for the current period	a	$4,347	$4,327	$4,446	$4,240

Prior period
Net sales from the prior year		$302,687	$260,184	$1,161,992	$1,039,954
Sales days from the prior year		64	63	253	253
Organic sales per sales day from the prior year	b	$4,729	$4,130	$4,593	$4,110

% change in organic sales per sales day	(a-b)÷b	(8.1)%	4.8%	(3.2)%	3.2%

Table 6. Distribution - Sales Days
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Distribution Sales Days
2016 sales days by quarter	65	64	63	61
2015 sales days by quarter	66	63	64	60

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” less “Expenditures for property, plant & equipment”. Management believes free cash flow provides an important perspective on the cash available for dividends to shareholders, debt repayment, and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. The following table illustrates the calculation of free cash flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Consolidated Statements of Cash Flows included in this release.

Table 7. Free Cash Flow from Continuing Operations (in thousands)
	For the Twelve Months Ended	For the Nine Months Ended	For the Three Months Ended
	December 31, 2015	October 2, 2015	December 31, 2015
Net cash provided by operating activities	$109,584	$84,827	$24,757
Expenditures for property, plant & equipment	(29,932)	(23,130)	(6,802)
Free Cash Flow	$79,652	$61,697	$17,955

Table 8. Free Cash Flow - 2016 Outlook (in millions)
	2016 Outlook
Free Cash Flow:	Low End of Range		High End of Range
Net cash provided by operating activities	$80.0	to	$100.0
Less: Expenditures for property, plant and equipment	30.0	to	40.0
Free Cash Flow	$50.0	to	$60.0

Debt to Capitalization Ratio - Debt to capitalization ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Notes payable” plus “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that debt to capitalization is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of debt to capitalization using GAAP measures from the condensed consolidated balance sheets included in this release.

Table 9. Debt to Capitalization (in thousands)
	December 31, 2015	December 31, 2014
Current portion of long-term debt	$5,000	$10,000
Long-term debt, excluding current portion	435,821	271,232
Debt	440,821	281,232
Total shareholders' equity	543,077	517,665
Capitalization	$983,898	$798,897
Debt to capitalization	44.8%	35.2%

Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share - Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share are defined as net earnings and diluted earnings per share, less items that are not indicative of the operating performance of the business for the period presented. These items are included in the reconciliation below. Management uses Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share using “Net earnings” and “Diluted earnings per share” from the “Consolidated Statement of Operations” and the "Selected Quarterly Financial Data" from the Company's Form 10-K filed with the Securities and Exchange Commission on February 29, 2016.

Table 10. Reconciliation of Non-GAAP Financial Information - Net Earnings
(In thousands except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
NET EARNINGS:
GAAP Earnings from continuing operations, as reported	$8,774	$21,330	$60,438	$65,780
Recognition of tax (benefit) expense from tax law changes, net of tax	2,113	—	(2,289)	—
Foreign currency transaction expenses associated with purchase of GRW, net of tax	1,945	—	1,945	—
Restructuring and severance costs, net of tax	972	—	1,565	367
Aerospace resolution of contract claims, net of tax	2,600	—	2,600	—
Acquisition inventory cost, net of tax	330	—	330	—
Acquisition costs for GRW and EXTEX, net of tax	2,433	—	2,717	—
Costs (benefit) associated with the sale of Moosup, net of tax	—	(45)	—	1,499
Non-GAAP adjusted net earnings from continuing operations	$19,167	$21,285	$67,306	$67,646

GAAP diluted earnings per share from continuing operations	$0.32	$0.77	$2.17	$2.37
Recognition of tax (benefit) expense from tax law changes, net of tax	0.08	—	(0.08)	—
Foreign currency transaction expenses associated with purchase of GRW, net of tax	0.07	—	0.07	—
Restructuring and severance costs, net of tax	0.03	—	0.06	0.01
Aerospace resolution of contract claims, net of tax	0.09	—	0.09	—
Acquisition inventory cost, net of tax	0.01	—	0.01	—
Acquisition costs for GRW and EXTEX, net of tax	0.09	—	0.10	—
Costs (benefit) associated with the sale of Moosup, net of tax	—	(0.01)	—	0.05
Non-GAAP adjusted diluted earnings per share from continuing operations	$0.69	$0.76	$2.42	$2.43

Diluted weighted average shares outstanding	27,725	27,812	27,868	27,777

Non-GAAP adjusted operating income - Non-GAAP adjusted operating income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Non-GAAP adjusted operating income to evaluate performance period over period, to analyze the underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Non-GAAP adjusted operating profit using Note 19, Segment and Geographic Information, to the consolidated financial statements from the Company's Form 10-K filed with the Securities and Exchange Commission on February 29, 2016.

Table 11. Reconciliation of Non-GAAP Financial Information - Operating Segments
(In thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$265,706	$302,687	$1,177,539	$1,161,992
GAAP operating income from continuing operations - Distribution segment	$6,652	$14,295	$49,441	$56,765
% of GAAP net sales from continuing operations	2.5%	4.7%	4.2%	4.9%
Restructuring and severance costs at Distribution	1,496	—	2,344	550
Non-GAAP adjusted operating income - Distribution segment	$8,148	$14,295	$51,785	$57,315
% of net sales	3.1%	4.7%	4.4%	4.9%

AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$186,571	$175,244	$597,586	$632,970
GAAP operating income from continuing operations - Aerospace segment	$31,553	$33,182	$110,328	$108,697
% of GAAP net sales from continuing operations	16.9%	18.9%	18.5%	17.2%
Acquisition inventory step-up	508	—	508	$—
Acquisition costs for GRW and EXTEX	198	—	198	$—
Resolution of Aerospace contract claims	4,000	—	4,000	$—
Non-GAAP adjusted operating income - Aerospace segment	$36,259	$33,182	$115,034	$108,697
% of net sales	19.4%	18.9%	19.2%	17.2%

CORPORATE EXPENSE:
Corporate Expense	$(16,143)	$(14,228)	$(55,578)	$(54,722)
Acquisition costs for GRW and EXTEX	3,545	—	3,982	—
Costs (benefit) associated with the sale of Moosup	—	(36)	—	2,187
Non-GAAP adjusted Corporate Expense	$(12,598)	$(14,264)	$(51,596)	$(52,535)

CONSOLIDATED OPERATING INCOME:
GAAP - Operating income	$21,975	$33,244	$104,519	$110,507
Restructuring and other severance costs at Distribution	1,496	—	2,344	550
Resolution of Aerospace contract claims	4,000	—	4,000	—
Acquisition inventory step-up at Aerospace	508	—	508	—
Acquisition costs for GRW and EXTEX	3,743	—	4,180	—
Costs (benefit) associated with the sale of Moosup	—	(36)	—	2,187
Non-GAAP adjusted operating income	$31,722	$33,208	$115,551	$113,244

The following table reconciles our GAAP operating margin outlook for Aerospace for 2016 to our Adjusted operating margin outlook for Aerospace for 2016:

Table 12. Adjusted operating margin outlook
	2016 Outlook
Adjusted Operating Margin	Low End of Range	High End of Range
Aerospace
GAAP operating margin	17.5%	17.8%
Transaction and integration costs as a percentage of sales	0.8%	0.8%
Adjusted operating margin	18.3%	18.6%

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters; and engineering design, analysis and certification services.  The company is a leading distributor of industrial parts, and operates approximately 240 customer service centers and five distribution centers across the U.S. and Puerto Rico. Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

FORWARD-LOOKING STATEMENTS

This report contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (vi) the successful resolution of government inquiries or investigations relating to our businesses and programs; (vii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (viii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (ix) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (x) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investment in the restart of the K-MAX® production line; (xi) the accuracy of current cost estimates associated with environmental remediation activities; (xii) the profitable integration of acquired businesses and the ability to generate projected earnings and achieve cost synergies and other expense reduction objectives from such businesses; (xiii) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xiv) changes in supplier sales or vendor incentive policies; (xv) the effects of price increases or decreases; (xvi) the effects of pension regulations, pension plan assumptions, pension plan asset performance and future contributions and the pension freeze; (xvii) future levels of indebtedness and capital expenditures; (xviii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xix) the effects of currency exchange rates and foreign competition on future operations; (xx) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxi) future repurchases and/or issuances of common stock; (xxii) the incurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; and (xxiii) other risks and uncertainties set forth in the Company's annual, quarterly and current reports, proxy statements and other filings with the SEC.

Any forward-looking information provided in this report should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

###
Contact: Eric Remington
V.P., Investor Relations
(860) 243-6334
Eric.Remington@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands except per share amounts) (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net sales	$452,277	$477,931	$1,775,125	$1,794,962
Cost of sales	324,832	341,906	1,257,891	1,287,023
Gross profit	127,445	136,025	517,234	507,939
Selling, general and administrative expenses	105,383	102,776	413,043	397,199
Net loss (gain) on sale of assets	87	5	(328)	233
Operating income	21,975	33,244	104,519	110,507
Interest expense, net	3,387	3,650	13,144	13,382
Other expense, net	3,266	(127)	3,386	623
Earnings from continuing operations before income taxes	15,322	29,721	87,989	96,502
Income tax expense	6,548	8,391	27,551	30,722
Earnings from continuing operations	8,774	21,330	60,438	65,780
Loss from discontinued operations, net of taxes	—	(998)	—	(2,924)
Loss on disposal of discontinued operations, net of taxes	—	(5,269)	—	(4,984)
Total loss from discontinued operations, net of taxes	—	(6,267)	—	(7,908)
Net earnings	$8,774	$15,063	$60,438	$57,872

Earnings per share:
Basic earnings per share from continuing operations	$0.32	$0.79	$2.22	$2.43
Basic loss per share from discontinued operations	—	(0.04)	—	(0.11)
Basic loss per share from disposal of discontinued operations	—	(0.19)	—	(0.18)
Basic earnings per share	$0.32	$0.56	$2.22	$2.14

Diluted earnings per share from continuing operations	$0.32	$0.77	$2.17	$2.37
Diluted loss per share from discontinued operations	—	(0.04)	—	(0.11)
Diluted loss per share from disposal of discontinued operations	—	(0.19)	—	(0.18)
Diluted earnings per share	$0.32	$0.54	$2.17	$2.08
Average shares outstanding:
Basic	27,099	27,137	27,177	27,053
Diluted	27,725	27,812	27,868	27,777
Dividends declared per share	$0.18	$0.16	$0.72	$0.64

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$16,462	$12,411
Accounts receivable, net	238,102	234,648
Inventories	385,747	359,741
Deferred income taxes	—	25,888
Income tax refunds receivable	3,591	—
Other current assets	32,133	29,568
Total current assets	676,035	662,256
Property, plant and equipment, net of accumulated depreciation of $202,468 and $183,829, respectively	175,586	147,825
Goodwill	352,710	238,581
Other intangible assets, net	144,763	94,491
Deferred income taxes	66,815	34,784
Other assets	25,296	23,268
Total assets	$1,441,205	$1,201,205
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	5,000	10,000
Accounts payable – trade	121,044	116,787
Accrued salaries and wages	40,284	42,214
Advances on contracts	11,274	2,406
Other accruals and payables	58,761	47,583
Income taxes payable	326	2,734
Total current liabilities	236,689	221,724
Long-term debt, excluding current portion	435,821	271,232
Deferred income taxes	15,207	3,391
Underfunded pension	158,984	141,546
Other long-term liabilities	51,427	45,647
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 27,735,757 and 27,518,226 shares issued, respectively	27,736	27,518
Additional paid-in capital	156,803	145,845
Retained earnings	520,865	479,984
Accumulated other comprehensive income (loss)	(140,138)	(126,261)
Less 698,183 and 385,942 shares of common stock, respectively, held in treasury, at cost	(22,189)	(9,421)
Total shareholders’ equity	543,077	517,665
Total liabilities and shareholders’ equity	$1,441,205	$1,201,205

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Twelve Months Ended
	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Earnings from continuing operations	$60,438	$65,780
Adjustments to reconcile earnings from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	37,729	36,209
Accretion of convertible notes discount	2,035	1,931
Provision for doubtful accounts	1,694	853
Net (gain) loss on sale of assets	(328)	233
Net gain (loss) on derivative instruments	579	1,071
Stock compensation expense	6,388	5,411
Excess tax benefit from share-based compensation arrangements	(327)	(834)
Deferred income taxes	(1,281)	1,434
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	4,556	(23,876)
Inventories	(2,928)	30,181
Income tax refunds receivable	(3,463)	2,292
Other current assets	(2,823)	(2,560)
Accounts payable - trade	4,697	(3,858)
Accrued contract losses	2	(1,899)
Advances on contracts	8,868	(7,065)
Other accruals and payables	(1,144)	6,746
Income taxes payable	(2,403)	4,455
Pension liabilities	(2,300)	(6,380)
Other long-term liabilities	(405)	(1,035)
Net cash provided by (used in) operating activities of continuing operations	109,584	109,089
Net cash provided by (used in) operating activities of discontinued operations	—	(2,902)
Net cash provided by (used in) operating activities	109,584	106,187
Cash flows from investing activities:
Proceeds from sale of assets	719	39
Proceeds from sale of discontinued operations	—	7,863
Expenditures for property, plant & equipment	(29,932)	(28,283)
Acquisition of businesses	(201,252)	(77,618)
Other, net	(2,143)	(2,060)
Cash used in investing activities of continuing operations	(232,608)	(100,059)
Cash provided by investing activities of discontinued operations	—	3
Cash used in investing activities	(232,608)	(100,056)
Cash flows from financing activities:
Net borrowings under revolving credit agreements	143,025	15,788
Borrowings under Term Loan Facility	100,000	—
Debt repayment	(83,750)	(10,000)
Net change in book overdraft	(3,462)	1,568
Proceeds from exercise of employee stock awards	4,856	6,411
Purchase of treasury shares	(12,836)	(853)
Dividends paid	(19,026)	(17,286)
Debt Issuance Costs	(1,348)	—
Windfall tax benefit	327	834
Other	(198)	—
Cash provided by (used in) financing activities of continuing operations	127,588	(3,538)
Cash provided by financing activities of discontinued operations	—	—
Cash provided by (used in) financing activities	127,588	(3,538)
Net increase (decrease) in cash and cash equivalents	4,564	2,593
Effect of exchange rate changes on cash and cash equivalents	(513)	(566)
Cash and cash equivalents at beginning of period	12,411	10,384
Cash and cash equivalents at end of period	$16,462	$12,411